Exhibit 99.1

MCX TECHNOLOGIES CORPORATION ANNOUNCES THE APPOINTMENT OF INDEPENDENT DIRECTORS

NEWS PROVIDED BY
MCX Technologies Corporation

BOISE, Idaho, Jan. 27, 2022 (GLOBE NEWSWIRE) -- via InvestorWire – MCX Technologies Corporation (TSXV: MCX, OTC: MCCX) (“MCX Technologies” or the “Company”) announces the appointment of Mr. Shone Anstey and Ms. Susan Olson as independent directors to its board of directors, effective immediately.

Mr. Shone Anstey is the CEO and Founder of LQwD FinTech Corp (TSXV: LQWD), the world's first public Bitcoin Lightning Network company, where he brings over 20 years of experience as a tech entrepreneur in egtech, analytics, data centers, and cryptocurrency. Mr. Anstey has been engaged with Bitcoin since 2012, has acted as technology lead for an industrial Bitcoin mine and Bitcoin mining pool, and is a Certified Cryptocurrency Investigator. In addition, Mr. Anstey is an advisor to the British Columbia Securities Commission through their Fintech Advisory Forum composed of industry experts consulting with the BCSC on Fintech trends and issues. Mr. Anstey is a Co-Founder of BIGG Digital Assets (CSE: BIGG | OTCQX: BBKCF), responsible for bringing the team together in 2015 and originating the company's core Regtech compliance products QLUE, BitRank Verified.

Ms. Susan Olson is the CFO/COO of Hawley Troxell Partners law firm and provides leadership on firm finances, operations, growth, and business initiatives. Ms. Olson will provide her financial expertise in assisting the Company in raising capital and Ms. Olson will serve as the Chairperson of the Company’s Audit Committee. Ms. Olson guided Hawley Troxell’s business objectives, culture, and the ethical requirements of the legal profession and is responsible for all financial and operational functions of the 75+ attorney law firm. Ms. Olson is in the forefront of the firm’s mergers and acquisitions strategies. Ms. Olson is a Certified Legal Manager, holds a Master of Business Administration degree from Boise State University, and a Bachelor of Science degree in Business Administration from the Lewis Clark State College. Ms. Olson is on the board of numerous organizations and has multiple business awards.

“We are very pleased that Shone and Susan have both accepted the appointment onto the Board of Directors of MCX and we are confident that their deep business experience and personal connections will provide tremendous guidance for MCX,” commented MCX Technologies CEO Christopher Rowlison.

With the addition of Mr. Anstey and Ms. Olson to the Company’s Board, Mr. Matthew Kruchko and Mr. Nii-Ayikwei Quaye have elected to resign from the Company’s Board.

“I am very appreciative of the dedicated service and advice that Messrs. Kruchko and Quaye have provided for the Company over the past several years,” said Mr. Rowlison.

About MCX Technologies

MCX Technologies Corporation is a Web 3.0 innovation company. We are focused on powering technologies for the Metaverse and physical worlds.

For more information, please contact Christopher Rowlison, CEO:
General Information: 1-208-863-6243
Investors: ir@mcxtechnologies.io

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the United States securities laws and applicable Canadian securities legislation. These statements are, in effect, management's attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management's plans and objectives for future operations are forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to the Company and its management are intended to help identify forward-looking statements. Although we believe that management's expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements include statements relating to the Company's business and operations as well as the anticipated growth Global Customer Experience Management (CEM) market. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services and the future development and pricing of the Company's products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company's products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company's ability to complete any future required financing and the Company's dependence upon and availability of qualified personnel. Investors should refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more comprehensive discussion of the risks that are material to the Company and its business. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

SOURCE MCX Technologies, Corp.